EXHIBIT 10.7
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CITIZENS BANK OF MASSACHUSETTS               THIRD AMENDMENT TO CREDIT AGREEMENT
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     This Third Amendment to Credit Agreement is made as of the 30th day of
April, 2003, by and between the following parties:

                        Citizens Bank of Massachusetts (the "Bank"), a Massachusetts banking corporation having a principal place of business at 28 State Street, Boston, Massachusetts 02109; and

                        Able Laboratories, Inc. ( the "Borrower"), a corporation duly organized and existing under the laws of the State of Delaware and having its corporate offices and principal place of business at 6 Hollywood Court, South Plainfield, New Jersey 07080;

in consideration of the mutual covenants and benefits to be derived herefrom.

                              W I T N E S S E T H:

     A. On or about October 24, 2002, the Borrower and the Bank entered into a certain non-restoring equipment loan facility in the maximum principal amount of Four Million Dollars ($4,000,000.00) (the "Non-Restoring Loan Facility") as evidenced by, among other things, a certain Credit Agreement (the "Credit Agreement") dated October 24, 2002.

     B. On or about February 21, 2003, the Bank established a revolving line of credit facility (the "Revolving Credit Facility") in favor of the Borrower in the maximum principal amount of up to Four Million Dollars ($4,000,000.00) for the Borrower's working capital needs including the issuance of standby letters of credit, and the Non-Restoring Loan Facility was increased to an amount up to Five Million Eight Hundred Thousand Dollars ($5,800,000.00) pursuant to, among other things, a certain First Amendment to Credit Agreement dated February 21, 2003 (the "First Amendment") and the documents executed and delivered in connection therewith.

     C. The Revolving Credit Facility was increased to an amount up to Five Million Nine Hundred Thousand Dollars ($5,900,000.00) pursuant to, among other things, a certain Second Amendment to Credit Agreement dated April 10, 2003 (the "Second Amendment") and the documents executed and delivered in connection therewith.

     D. The Borrower has requested that: (i) the Revolving Credit Facility be extended and increased to an amount up to Ten Million Dollars ($10,000,000.00), and (ii) the Non-Restoring Loan Facility be increased to an amount up to Ten Million Dollars ($10,000,000.00), and the Bank is willing to so accommodate the Borrower's request based upon and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank agree as follows:

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     1. DEFINITIONS. Capitalized terms used herein without definition and defined in the Credit Agreement shall have the same respective meanings herein as therein, unless the context otherwise requires.

     2. INCREASE TO THE REVOLVING CREDIT FACILITY. The Bank hereby agrees to increase the maximum availability under the Revolving Credit Facility from Five Million Nine Hundred Thousand Dollars ($5,900,000.00) to Ten Million Dollars ($10,000,000.00). Specifically, the text "Five Million Nine Hundred Thousand Dollars ($5,900,000.00)" appearing in the fourth and fifth lines of Section 2A.1 of the Credit Agreement is hereby deleted with the text "Ten Million Dollars ($10,000,000.00)" being substituted in its place and stead.

     3. MODIFICATION OF THE BORROWING BASE TO REVOLVING CREDIT FACILITY. The definition of the Borrowing Base contained in Section 1 of the Agreement is hereby modified to reflect a $5,000,000.00 cap on the amount of Eligible Inventory upon which the Bank will make Advances under the Revolving Credit Facility. Specifically, the following definition of "Borrowing Base" is substituted in place of the current definition:

            "Borrowing Base shall mean the sum of: (A) an amount equal to eighty (80%) percent of Eligible Receivables, plus (B) the lesser of either: (i) an amount equal to fifty (50%) percent of Eligible Inventory, or (ii) Five Million ($5,000,000.00) Dollars."

     4. EXTENSION TO THE REVOLVING CREDIT FACILITY. The Bank hereby agrees to extend the availability under the Revolving Credit Facility until June 30, 2005, and the date "June 30, 2004" appearing in Section 2A.1 of the Credit Agreement with reference to the so-called "Revolving Credit Termination Date" is hereby replaced with the date "June 30, 2005" so as to evidence such extension of availability under the Revolving Credit Facility.

     5. INCREASE OF NON-RESTORING CREDIT FACILITY. The Credit Agreement is hereby further amended so as to increase the Maximum Non-Restoring Credit Facility Limit from Five Million Eight Hundred Thousand Dollars ($5,800,000.00) to Ten Million Dollars ($10,000,000.00). Specifically, Section 2 of the Credit Agreement is hereby modified as follows:

     (a) Section 2.1 of the Credit Agreement is hereby modified be deleting the text "Five Million Eight Hundred Thousand Dollars ($5,800,000.00)" appearing on the fifth line of Section 2.1 of the Credit Agreement with reference to the so-called "Maximum Non-Restoring Credit Facility Limit" and the text "Ten Million Dollars ($10,000,000.00)" is inserted and substituted in its place so as to evidence the increase of the Non-Restoring Credit Facility;

     (b) Section 2.2 of the Credit Agreement is hereby modified be deleting the text "Four Million One Hundred Thousand Dollars ($4,100,000.00)" appearing on the seventh line of Section 2.2 of the Credit Agreement with reference to the so-called "Subsequent Advance Amount" and the text "Eight Million Three Hundred Thousand Dollars ($8,300,000.00)" is inserted and substituted in its place so as to further evidence the increase of the Non-Restoring Credit Facility after accounting for the Initial Advance Amount; and

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     (c) Section 2.3(a) of the Credit Agreement is hereby modified be deleting the figure "$2,300,000.00" appearing on the seventh line of Section 2.3(a) of the Credit Agreement with reference to the so-called "Master Note" and the figure "$4,100,000.00" is inserted and substituted in its place so as to evidence the amount of the Master Note being replaced by the replacement Master Note executed and delivered in connection herewith as described below.

     6. MONTHLY REPORTING MODIFICATION. Section 6.1(e) of the Credit Agreement is hereby amended by: (i) adding a requirement of submitting a monthly inventory listing, and (ii) enlarging the time for which the Borrower must submit monthly Borrowing Base Certificates from 20 days after the close of each calendar month to 30 days after the close of each calendar month, and sub-paragraph (e) of
Section 6.1 is hereby replaced with the following text:

     "(e) monthly reports of the Borrower: within thirty (30) days after the close of each calendar month, in the event that there is any outstanding Advance under the Revolving Credit Facility as of such month ending date, the Borrower shall furnish the Bank with a Borrowing Base Certificate in the form of Exhibit E and reports on accounts payable and an aging of Accounts Receivables and an inventory listing in such form and detail as shall be acceptable to the Bank in its reasonable discretion."

     7. INSPECTION MODIFICATION. Section 6.5 of the Agreement is hereby amended to modify the affirmative covenant allowing the Bank a right to inspect the Borrower's affairs and to conduct field examinations. Specifically, the following text is hereby substituted for the current text of Section 6.5 of the
Agreement:

     "6.5 Inspection. Allow the Bank by or through any of its officers, agents, attorneys, or accountants designated by it, for the purpose of ascertaining whether or not each and every provision hereof and of any Related Agreement, instrument or document is being performed and for the purpose of examining the Borrower's assets and the records relating thereto, to enter the Borrower's offices and plants to examine or inspect any of the properties, books and records or extracts therefrom and to make copies thereof and to discuss the affairs, finances and accounts thereof with the Borrower and its management and accountants, all at such reasonable times and as often as the Bank may reasonably request. Notwithstanding the foregoing and without limiting same, the Bank shall be permitted to conduct semi-annual field examinations, and the Borrower shall reimburse the Bank for the costs associated with such field exams. So long as there has not theretofore occurred an Event of Default hereunder, any other examinations and inspections conducted by or on behalf of the Bank in addition to the semi-annual field exams provided above shall be undertaken by the Bank at its sole cost and expense; in the event, however, there has theretofore occurred and there is continuing an Event of Default, the Bank may undertake such examinations and inspections as it deems necessary in its sole discretion, and the Borrower shall reimburse the Bank for the costs associated therewith."

     8. AFFIRMATIVE COVENANT MODIFICATIONS. Section 6 of the Credit Agreement is hereby further amended by supplementing the current text by inserting the following additional payment covenant as Section 6.11 immediately after Section 6.10:

     "6.11 Prepayment from Proceeds of Certain Equity Issuances. In the event that the Borrower issues any equity security for cash from any source, the Borrower shall promptly remit at least twenty five (25%) percent of all cash proceeds therefrom as and when received directly to the Bank, with such payment(s) being applied to reduce the Borrower's loan

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     obligations to the Bank in a manner prescribed by the Bank in its sole discretion. It is the intention of the Bank and the Borrower that the indebtedness owed to the Bank be reduced by twenty five (25%) percent of the cash raised by the Borrower in any transaction where the Borrower issues one or more notes, equity securities, warrants or any other instrument in consideration for cash provided, that no such payment obligation shall arise in connection with any securities issued under any incentive stock option plan or other equity compensation arrangement for employees or directors of the Borrower."

     9. FINANCIAL COVENANT MODIFICATIONS. Section 8.4 of the Credit Agreement is hereby amended to modify the Tangible Net Worth covenant by deleting the current text and inserting the following in its place and stead:

     "8.4 Tangible Net Worth. The Borrower shall not permit its Tangible Net Worth, measured quarterly on the final day of each fiscal quarter, to be less than the amount prescribed for such measurement date. As of December 31, 2002, the Borrower's Tangible Net Worth shall be not less than $30,000,000.00 as of such measurement date. The prescribed minimum Tangible Net Worth amount shall remain at $30,000,000.00 for each quarterly measurement date thereafter until December 31, 2003, whereupon the minimum Tangible Net Worth amount shall be adjusted to reflect an increase equal to fifty (50%) percent of the Borrower's Net Income realized during 2003, which amount shall be added to the prior year's minimum prescribed Tangible Net Worth amount, with there being no reduction or adjustment in the case of a loss, and the sum being the prescribed minimum Tangible Net Worth amount for December 31, 2003 and for the following three fiscal quarter ending dates until December 31, 2004, whereupon the same process shall be applied to compute the minimum Tangible Net Worth amount on a cumulative basis. This cumulative escalation of the prescribed minimum Tangible Net Worth Amount shall continue during the term of this Agreement."

     10. ASSIGNMENTS AND PARTICIPATIONS. The following text is hereby inserted in the Agreement to supplement the miscellaneous provisions contained in Section 10 of the Agreement by adding the following immediately after Section 10.18 of the Agreement:

     "10.19 Assignments and Participations. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower, to grant to one or more banks or other financial institutions (each, a "Participant") participating interests in the Bank's obligation to lend hereunder and/or any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations hereunder. The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information."

     11. CONDITIONS TO BANK'S OBLIGATIONS. The willingness of the Bank to consent to and enter into this Third Amendment is subject to the satisfaction of the following conditions concurrently with the execution and delivery of this Third Amendment:

     (a) The Bank shall have received approving resolutions adopted by the Borrower, certified as of the date hereof by the Secretary of the Borrower, authorizing the execution and delivery by the Borrower of this Third Amendment and all documents referenced herein.

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     (b) The Borrower shall execute and deliver an amended and restated
revolving credit promissory note (the "Replacement Revolving Note") payable to the Bank in the maximum restated principal amount of $10,000,000.00, such Replacement Revolving Note to be in the form of Exhibit A annexed hereto. The Replacement Revolving Note shall amend, restate and replace the existing Amended and Restated Revolving Credit Note dated April 10, 2003 in its entirety, but the Replacement Revolving Note shall not be evidence of satisfaction of the indebtedness owed by the Borrower to the Bank. Further, any and all references to the "Revolving Credit Note" in the Credit Agreement and ancillary loan documents shall include and refer to the Replacement Revolving Note, as it may be amended in writing from time to time hereafter.

     (c) The Borrower shall execute and deliver an amended and restated master note (the "Replacement Master Note") payable to the Bank so as to reflect the increase of the Non-Restoring Credit Facility as set forth in this Third Amendment, such Replacement Master Note to be in the maximum restated principal amount of $8,300,000.00 and the form of which is annexed hereto as Exhibit B . The Replacement Master Note shall amend, restate and replace the existing Amended and Restated Master Note dated February 21, 2003 in the maximum principal amount of $4,100,000.00 in its entirety, but the Replacement Master Note shall not be evidence of satisfaction of the indebtedness owed by the Borrower to the Bank. Further, any and all references to the "Master Note" in the Credit Agreement and ancillary loan documents shall include and refer to the Replacement Master Note, as it may be amended in writing from time to time hereafter.

     (d) The Bank shall have received the consent and acknowledgement of U.S. Bank N.A., f/k/a U.S. Bank Trust National Association, as trustee (the "Trustee") under the IDR Bonds (as such term is defined in the Credit Agreement) with respect to the establishment and modifications of the Revolving Credit Facility and the Non-Restoring Credit Facility as evidenced by, among other things, this Third Amendment, and the Borrower shall seek and obtain the Trustee's ratification of the Bank's rights as a "Future Lender" with respect to both the Revolving Credit Facility and the Non-Restoring Credit Facility under that certain Intercreditor Agreement dated February 21, 2001, as assigned to and assumed by the Bank pursuant to that certain Assignment and Assumption of Intercreditor Agreement and Consent dated October 24, 2002. The Trustee's consent and ratification shall be in a form reasonably acceptable to the Bank.

     (e) The Bank shall have received such other documents, certificates, instruments, and agreements from the Borrower as the Bank may reasonably request.

     (f) The Bank shall have been reimbursed for all costs and expenses incurred in connection with this Third Amendment including, but not limited to, attorneys' fees and disbursements.

     12. CONFIRMATION OF CERTAIN TERMS AND OTHER MATTERS. The Borrower and the Bank hereby ratify and confirm all terms and provisions of the Credit Agreement, as amended, and all other documents, instruments, or agreements executed in connection therewith and agree that, except as expressly modified herein, all of such terms and provisions remain in full force and effect. The Borrower and the Bank hereby confirm and acknowledge that the obligations of

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the Borrower under the Credit Agreement include all obligations and liabilities of the Borrower under the Credit Agreement, as it may be amended from time to time. The Borrower hereby confirms and acknowledges that security interests granted by the Borrower to the Bank pursuant to that certain Security Agreement dated October 24, 2002 and that certain Security Agreement dated February 21, 2003 and the collateral granted under that certain Pledge Agreement dated February 21, 2003 each secure, among other things, all indebtedness owed by the Borrower to the Bank pursuant to the Revolving Credit Facility and the Non-Restoring Credit Facility, as amended and increased hereby, and as in effect from time to time hereafter.

     13. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that: (a) except as otherwise disclosed on the list of "Exceptions to Representations" annexed as Exhibit 11 to the First Amendment, as supplemented by Exhibit B to the Second Amendment and Exhibit C, annexed hereto, the representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on the date hereof with the same effect as though such representations and warranties had been made on the date hereof; (b) it has complied and is now in compliance in all material respects, with all of the terms and provisions set forth in the Credit Agreement, as amended, on its part to be observed and performed; (c) no Event of Default specified in Section 9 of the Credit Agreement has occurred or is continuing; and (d) the execution, delivery and performance of this Third
Amendment: (i) has been duly authorized by all requisite corporation action,
(ii) will not violate either (x) any provision of law applicable to the Borrower, any governmental regulation, or its charter or by-laws, or (y) any order of any court or other agency of government binding on the Borrower or any indenture, agreement, or other instrument to which the Borrower is a party, or by which it or any of its property is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement, or other instrument.

     14. MISCELLANEOUS. This Third Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of the counterparts taken together shall constitute one and the same instrument. This Third Amendment shall be governed by the laws of the Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.






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     IN WITNESS WHEREOF, the parties hereto each have executed this Third
Amendment as a sealed instrument as of the date first written above.

Witness:                                      Able Laboratories, Inc.


/s/Robert Weinstein                           By:  /s/Dhananjay G. Wadekar
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Print Name: Robert Weinstein                  Name:  Dhananjay G. Wadekar
            ---------------------             Title:  President




Witness:                                      Citizens Bank of Massachusetts

                                              By:  /s/Raymond C. Hoefling
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Print Name:                                   Name:  Raymond C. Hoefling
            ---------------------             Title:  Vice President


List of Exhibits:

Exhibit A     Form of Replacement Revolving Note
Exhibit B     Form of Replacement Master Note
Exhibit C     Supplement to Schedule of Exceptions


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